Exhibit 4.2

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (“First Amendment”) is made and entered into as of April 1, 2005, by and among UNOVA, Inc., a Delaware corporation; UNOVA Industrial Automation Systems, Inc., a Delaware corporation; UNOVA U.K. Limited, a company registered in England under Registration Number 1218921; Cincinnati Machine U.K. Limited, a company registered in England under Registration Number 3256777; Honsberg Lamb Sonderwerkzeugmaschinen GmbH, a German limited liability company; Intermec Technologies Canada Ltd. (resulting from an amalgamation with UNOVA Canada, Inc.), a Canadian corporation; UNOVA IP Corp., a Delaware corporation; R&B Plastics Holdings, Inc., a Delaware corporation; and MAG Industrial Automation Systems, LLC, a Delaware limited liability company.

RECITALS

A.            On or about March 17, 2005, the parties listed in the Preamble to this First Amendment entered into a Purchase and Sale Agreement (the “Purchase Agreement”).

B.            The purpose of this First Amendment is to set forth the terms and conditions upon which the parties will modify the terms of the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

1.             AMENDMENT; DEFINITIONS

1.1          Amendment

The Purchase Agreement is amended as set forth herein.  Except as specifically provided for in this First Amendment, all of the terms and conditions of the Purchase Agreement and each of the other documents related to the Purchase Agreement shall remain in full force and effect.  Hereinafter, any reference to the Purchase Agreement shall mean the Purchase Agreement, as amended hereby.

1.2          Definitions

Capitalized terms shall have the meanings given to them in the Purchase Agreement, except as otherwise defined in this First Amendment or as the context otherwise requires.

2.             AMENDMENTS TO PURCHASE AGREEMENT

2.1          Amendment to Section 1.1(x)

Section 1.1(x) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(x)          Those bank accounts listed in Schedule 3.21(b)(ii), as well as utility and similar deposits;”

2.2          Amendment of Section 1.2(n)

Section 1.2(n) is hereby deleted in its entirety and replaced with the following:

(n)           All right to any proceeds in the Alenia judgment.

2.3          Amendment of Section 1.7(n)

Section 1.7(n) is hereby deleted in its entirety and replaced with the following:

(n)           Any debt, liability or obligation (x) for employees who are not Continuing Employees, except as provided in Section 1.6(k), 1.6(1), 5.11 and 8.4(e) and (y) as otherwise provided for in Schedule 8.4(g).

2.4          Amendment to Section 3.21(b)

Section 3.21(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(b)         Bank Accounts

Set forth on Schedule 3.21(b) is a list of (i) the names and locations of all banks or similar financial institutions in which any of the Transferred Subsidiaries in respect of the Business maintains an account, the account numbers and the names of all persons authorized to sign checks, drafts or other instruments drawn thereon; and (ii) the names and locations of all banks or similar financial institutions in which any of the Selling Entities in respect of the Business maintains an account which is the subject of Schedule F to the Transitional Services Agreement attached hereto as Exhibit C-2, the account numbers and the names of all persons authorized to sign checks, drafts or other instruments drawn thereon.”

2.5          Amendment to Section 6.3

Section 6.3 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“6.3        No Material Adverse Change; Net Working Assets

There shall have been no material adverse change in the operations of the Business, taken as a whole.  The net working assets of the Selling Entities at the Transfer Date shall not be less than $130,500,000.”

2.6          Amendment to Exhibits C-1 and C-2

Exhibit C-1 and Exhibit C-2 to the Purchase Agreement are each hereby deleted in their entirety and replaced by Exhibit C-1 and Exhibit C-2, respectively, in the form attached to this First Amendment.

2.7          Amendment to Section 7.8

Section 7.8 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“7.8        Performance Bonds

Purchaser and the other Purchasing Entities shall have provided backup letters of credit acceptable to UNOVA (“Backup L/Cs”) in the aggregate amount of $8,894,600 as shown on columns AC and AF (the “Required Performance Bond Amount”) with respect to the performance bonds (the “Performance Bonds”) set forth on Schedule 7.8 attached hereto.”

2.8          Amendment to Section 8.4(e)(ii)

Section 8.4(e)(ii) of the Purchase Agreement is hereby amended to add the following sentence at the end thereof:  “Purchaser agrees to pay severance under the Lamb U.K. Restructure Plan in accordance with the past practices of UNOVA U.K.”

2.9          Addition of Sections 8.4(g) and 8.4(h)

Section 8.4 of the Purchase Agreement is hereby amended by attaching Schedule 8.4(g) in the form attached to this First Amendment and adding the following as Sections 8.4(g) and 8.4(h):

“(g)         Certain Agreements Regarding Personnel in the U.K., Canada, Germany and the U.S.

From and after the date of the First Amendment to this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, the actions set forth with respect to such party in Schedule 8.4(g) to the Purchase Agreement.

(h)           Certain Agreements Regarding UNOVA Canada Plan

(i)            UNOVA Canada Plan

Purchaser or a Purchasing Entity wishes to assume the defined contribution pension plan known as the Registered Pension Plan for Employees of Cincinnati Lamb (Windsor Operations), a Division of UNOVA Canada Inc. (the “Unova Canada Plan”).

(ii)           Treatment of Certain Employees Under UNOVA Canada Plan

Effective as of the Transfer Date, the Employees who are not Transferring Employees and are not Continuing Employees who, immediately prior to the Transfer Date, participate in the Unova Canada Plan shall cease to accrue benefits under the Unova Canada Plan.

(iii)         Assignment of Rights, Obligations and Liabilities With Respect to UNOVA Canada Plan

Effective as of the Transfer Date, the applicable Selling Entity shall assign and transfer to the Purchaser or applicable Purchasing Entity, and the Purchaser or Purchasing Entity shall assume, the Selling Entity’s rights, obligations and liabilities with respect to the Unova Canada Plan and its related funding medium (the “Fund”).  Effective as of the Transfer Date, the Purchaser or a Purchasing Entity shall accept such assignment and transfer, and shall assume all obligations, liabilities, duties and responsibilities required of it as the successor sponsor and administrator of the Unova Canada Plan and the Fund pursuant to the terms thereof and all applicable Law.  The Selling Entity and the Purchaser or Purchasing Entity each agree to do all things necessary to effect the assignment and transfer of sponsorship of the Unova Canada Plan from the Selling Entity to the Purchaser or a Purchasing Entity.  Without limiting the generality of the foregoing, the Selling Entity agrees to cause to be filed with the applicable Governmental Bodies, as soon as practicable following the Transfer Date, such documentation as may be required by applicable Law or under the terms of the Unova Canada Plan and the Fund with respect to such transfer and assumption of sponsorship of the Unova Canada Plan and the Fund as provided for hereunder.  The Purchaser or a Purchasing Entity shall, at its own expense, do all things required of it under applicable Law to establish that it is a successor sponsor to the Selling Entity under the terms of the Unova Canada Plan as provided hereunder and, without limiting the generality of the foregoing, the Purchaser or a Purchasing Entity agrees to prepare, as soon as practicable following the Transfer Date, all such material as may be required to establish the Purchaser or a Purchasing Entity as the sponsor and administrator of the Unova Canada Plan and to transfer to the Purchaser or a Purchasing Entity all of the Selling Entity’s rights, title and interest in and to any and all assets held in connection with the Unova Canada Plan and all contracts or arrangements related thereto.

2.10        Amendment to Section 8.10

Section 8.10 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“The Purchasing Entities shall effect the substitution of its credit and/or the credit of the Cincinnati Lamb Group under the Performance Bonds and have the Selling Entities released from liability under such Performance Bonds within one year following the Transfer Date.  Pending such substitution, Purchaser shall reimburse the Selling Entities for all costs incurred by Selling Entities in maintaining the Performance Bonds and shall pay such amounts promptly upon receipt of an invoice therefor.  In the event that the beneficiary of any of the Performance Bonds shall draw on the Performance Bonds for any reason, the applicable Selling Entities shall be entitled to immediate reimbursement from Purchaser for the amount so drawn plus all associated costs incurred by the Selling Entities.  The Selling Entities shall be entitled to draw on the Backup L/C in connection with such reimbursement, and if the Backup L/C is insufficient to reimburse the Selling Entities, Purchaser shall immediately pay to the Selling Entities the amount of any such shortfall in cash.  Schedule 7.8 shall be updated monthly by the Parties and to the extent the Required Performance Bond Amount is reduced, Purchaser shall be entitled to a corresponding reduction in the amount of the Backup L/C and the Required Performance Bond Amount shall also be so reduced.”

2.11        Addition of Section 8.18

A new Section 8.18 is added to the Purchase Agreement to read as follows:

“8.18

The Parties undertake to arrange for the execution of the security documents providing for the second priority security interest over the German assets pursuant to Section 1.5(b)(ii) within 30 days following the Transfer Date.”

2.12        Amendment to Sections 11.1(a) and 11.1(b)

Sections 11.2(a) and 11.2(b) of the Purchase Agreement are hereby deleted in their entirety and replaced with the following:

“(a)         Misrepresentation or Breach of Warranty

Any misrepresentation or breach of any of the representations or warranties of the Purchasing Entities set forth in this Agreement or any of the Related Agreements;

(b)           Breach of Covenant or Agreement

Any breach or nonfulfillment of any of the covenants, agreements or other obligations of any of the Purchasing Entities set forth in this Agreement or any of the Related Agreements;

2.13        Amendments to Certain Schedules

Schedules 3.9 (intellectual property), 3.14 (litigation), 3.21(b) (bank accounts) and 8.16 (U.K. properties) to the Purchase Agreement are each hereby deleted in their entirety and replaced by Schedules 3.9, 3.14, 3.21(b) and 8.16, respectively, in the form attached to this First Amendment.

2.14        Retained Environmental Liabilities

For the avoidance of doubt, the matters referenced on Schedule 2.11 are included within the definition of Retained Environmental Liabilities.

3.             COUNTERPARTS

This First Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Selling Entities, Mainco and Purchaser have caused this First Amendment to be duly executed as of the date first written above.

THE SELLING ENTITIES

UNOVA, INC., a Delaware corporation		INTERMEC TECHNOLOGIES CANADA LTD., a Canadian corporation

By:		By:
	Name:		Name:
	Title:		Title:

UNOVA INDUSTRIAL AUTOMATION SYSTEMS, INC., a Delaware corporation		UNOVA IP CORP., a Delaware corporation

By:		By:
	Name:		Name:
	Title:		Title:

UNOVA U.K. LIMITED, an company registered in England

By:
Name:
Title:

CINCINNATI MACHINE U.K. LIMITED, a company registered in England

By:
Name:
Title:

HONSBERG LAMB SONDWERKZEUGMASCHINEN GMBH, a German limited liability company

By:
Name:
Title:

PURCHASER

MAG INDUSTRIAL AUTOMATION SYSTEMS, LLC., a Delaware limited liability company

By:
Name:
Title:

MAINCO

R&B PLASTICS HOLDINGS, INC., a Delaware corporation

By:
Name:
Title: